Exhibit 99.1

NEWS RELEASE
Investor Contact:
Tim Sedabres, Vice President, Finance
920-491-7059
Media Contact:
Autumn Latimore, Public Relations Director
414-278-1860

Associated reports Third Quarter Earnings of $0.20 per share

Net income to shareholders of $34.0 million, up 33% from the prior quarter

GREEN BAY, Wis. — October 20, 2011 –– Associated Banc-Corp (NASDAQ: ASBC) today reported net income to common shareholders of $34.0 million, or $0.20 per common share, for the quarter ended September 30, 2011. This compares to net income to common shareholders of $25.6 million, or $0.15 per common share, for the quarter ended June 30, 2011, and net income to common shareholders of $6.9 million, or $0.04 per common share, for the comparable quarter ended September 30, 2010.

“We are pleased with our improving results. Our focus remains on meeting the needs of our customers and investing in our core businesses. We continue to see opportunities to invest in our franchise and expect to see these investments pay-off in the future,” said President and CEO Philip B. Flynn.

HIGHLIGHTS

•	Quarterly pre-tax income improved by 33%, or $15 million and net income available to common shareholders improved by 33%, or $8 million from the prior quarter

•

Total loans of $13.5 billion were up 3%, or $414 million from the prior quarter, with growth in each major segment of the portfolio including commercial and business lending, commercial real estate lending, and residential mortgage

–	Commercial and business lending (C&I, leasing, and owner-occupied CRE loans) grew $198 million during the quarter

–	Commercial real estate lending (Investor CRE and construction loans) increased $108 million from the prior quarter

–	Retail loans and residential mortgage loans grew $108 million during the quarter

•	Continued improvements in key credit metrics

–	Nonaccrual loans declined $64 million, or 14% from the prior quarter to $403 million, the lowest level in seven quarters

–	Provision for loan losses of $4 million was down significantly from the prior quarter

–	Net charge-offs of $30 million were down 32% from $45 million for the prior quarter

•	Completed the repurchase of remaining TARP funds through senior note and preferred stock offerings

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ASSOCIATED BANC-CORP REPORTS THIRD QUARTER 2011 RESULTS

THIRD QUARTER 2011 FINANCIAL RESULTS

Loans

At September 30, 2011, the Company’s loan portfolio was $13.5 billion, up $414 million, or 3%, from $13.1 billion at June 30, 2011, and up $1.1 billion, or 9%, from $12.4 billion a year ago. Commercial loans grew $306 million on a linked-quarter basis, with strong growth coming from both the commercial and industrial (C&I) and commercial real estate (CRE) portfolios. The retail and residential mortgage segment was also up by a net $108 million, or 2%, from the second quarter.

Deposits and Customer Funding

Total deposits and customer funding of $16.8 billion at the end of the third quarter was up 4% from $16.1 billion at the end of the second quarter. Total deposits were $14.8 billion at September 30, 2011, up significantly from $14.1 billion at June 30, 2011. The net deposit growth during the quarter included a $493 million, or a 15% increase, in demand deposits and a $223 million, or 5% increase, in money market deposits and was primarily driven by customer activity and seasonal flows. The Company continued to focus on growing core customer funding and reducing brokered CDs and network deposits which declined by a net $61 million, down 5% from the prior quarter.

Net Interest Income and Net Interest Margin

Third quarter net interest income was $153 million, declining by $1 million from the second quarter of 2011. Consistent with the Company’s strategy of funding loan growth primarily through securities run-off, net interest income from loans grew quarter over quarter while securities income continued to contract. The third quarter net interest margin was 3.23%, down 6 basis points from the prior period. Yields on earning assets compressed by 12 basis points quarter over quarter, while the cost of interest-bearing deposits (excluding brokered CDs) declined by 6 basis points; contributing to the net 6 basis point reduction in overall net interest margin.

Noninterest Income and Expense

Noninterest income for the quarter was $72 million, up $7 million, or 11%, from the second quarter. The improvement was primarily driven by increases in mortgage banking income which benefited from a $5 million increase in income as a result of higher mortgage production as well as $2 million from lower valuation expense on mortgage servicing rights. However, we expect that regulatory changes, coupled with changes in checking-related product fees and customer behavior will negatively impact fee-based revenues going forward.

Total noninterest expense for the quarter ended September 30, 2011 was $162 million, up $3 million, or 2%, from the second quarter, primarily attributable to increases in personnel and occupancy expenses. Personnel expense increased $1 million for the quarter as the investment in key hires continued and occupancy expense was up $2 million from the second quarter.

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ASSOCIATED BANC-CORP REPORTS THIRD QUARTER 2011 RESULTS

Key Credit Metrics

The Company reported another quarter of improving credit metrics with nonaccrual loans down 14% to $403 million from $468 million at June 30, 2011, and down 45% from $728 million at September 30, 2010. Potential problem loans declined to $660 million, down 6% from $699 million for the second quarter, and down 42% from $1.1 billion a year ago.

Net charge-offs were $30 million for the third quarter, down 32% from $45 million for the second quarter of 2011, and down 73% from $110 million for the third quarter of 2010. Third quarter provision for loan losses was $4 million, down significantly from $16 million for the second quarter of 2011, and $64 million for the third quarter of 2010. The Company’s allowance for loan losses was $400 million, representing an allowance equal to 2.96% of loans, and covered 99% of nonaccrual loans at September 30, 2011.

Capital Ratios

The Company’s capital position remains very strong, with a Tier 1 common ratio of 12.44% at September 30, 2011 compared to 12.61% at the end of the second quarter and 12.31% a year ago. The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks, the highest regulatory capital level, and also exceed the proposed guidelines recently published by the Basel Committee and endorsed by U.S. regulatory agencies.

On September 14, 2011, the Company used the net proceeds from the September debt and preferred stock offerings to retire the remaining balance of the CPP preferred shares the Company issued under TARP. The Company recorded a noncash charge of $4 million during the quarter for the repurchase of the remaining CPP preferred shares, which represented the difference between the unamortized cost of the repurchased preferred stock and the repurchase price.

“Our capital ratios following our September senior notes and preferred stock offerings and the subsequent TARP repayment continue to exceed the standards for well-capitalized banks,” Flynn continued. “This strong capital position provides us with flexibility as we continue to execute our strategic plans for growth.”

“We are pleased with the solid results of this quarter. We are proud to have delivered on our commitment we made to our shareholders to repay TARP in a shareholder-friendly manner,” Flynn continued. “Despite the soft economy, we continue to see opportunities to create shareholder value and are committed to capitalizing on these opportunities.”

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ASSOCIATED BANC-CORP REPORTS THIRD QUARTER 2011 RESULTS

THIRD QUARTER 2011 EARNINGS RELEASE CONFERENCE CALL

The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October, 20, 2011. Interested parties can listen to the call live on the Internet through the investor relations section of the company’s website, http://investor.associatedbank.com/ or by dialing 877-348-9354. The slide presentation for the call will be available on the company’s website just prior to the call. The number for international callers is 253-237-1160. Participants should ask the operator for the Associated Banc-Corp third quarter 2011 earnings call, or conference ID number 10934250.

An audio archive of the webcast will be available on the company’s website for one month following the call. A replay of the call will be available starting at 7:00 p.m. CT on October 20, 2011 through 11:00 p.m. CT on November 20, 2011 by dialing 855-859-2056 and entering the conference ID number 10934250. The replay number for international callers is 404-537-3406.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NASDAQ: ASBC) has total assets of $22 billion and is one of the top 50 financial services holding companies operating in the United States. Headquartered in Green Bay, Wis., Associated has approximately 270 banking locations serving more than 150 communities throughout Wisconsin, Illinois and Minnesota. The company offers a full range of banking services and other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the Company’s most recent Annual Report filed on Form 10-K as updated by the Company’s most recent Form 10-Q.

# # #

Consolidated Balance Sheets (Unaudited)

Associated Banc-Corp

(in thousands)	September 30, 2011	June 30, 2011	Seql Qtr $ Change	March 31, 2011	December 31, 2010	September 30, 2010	Comp Qtr $ Change
Assets
Cash and due from banks	$410,644	$314,682	$95,962	$299,040	$319,487	$316,914	$93,730
Interest-bearing deposits in other financial institutions	250,648	777,675	(527,027)	498,094	546,125	1,717,853	(1,467,205)
Federal funds sold and securities purchased under agreements to resell	4,180	2,400	1,780	2,015	2,550	503,950	(499,770)
Securities available for sale, at fair value	5,453,816	5,742,034	(288,218)	5,883,541	6,101,341	5,291,336	162,480
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	191,128	191,075	53	191,017	190,968	190,918	210
Loans held for sale	201,142	84,323	116,819	85,493	144,808	274,666	(73,524)
Loans	13,503,507	13,089,589	413,918	12,655,322	12,616,735	12,372,393	1,131,114
Allowance for loan losses	(399,723)	(425,961)	26,238	(454,461)	(476,813)	(522,018)	122,295

Loans, net	13,103,784	12,663,628	440,156	12,200,861	12,139,922	11,850,375	1,253,409
Premises and equipment, net	208,301	192,506	15,795	186,329	190,533	181,236	27,065
Goodwill	929,168	929,168	—	929,168	929,168	929,168	—
Other intangible assets, net	67,970	74,872	(6,902)	85,200	88,044	84,824	(16,854)
Other assets	1,081,868	1,076,112	5,756	1,112,807	1,132,650	1,184,046	(102,178)

Total assets	$21,902,649	$22,048,475	$(145,826)	$21,473,565	$21,785,596	$22,525,286	(622,637)

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$3,711,570	$3,218,722	$492,848	$3,285,604	$3,684,965	$3,054,121	657,449
Interest-bearing deposits, excl Brokered CDs	10,867,013	10,530,658	336,355	10,413,994	11,097,788	13,308,530	(2,441,517)
Brokered CDs	203,827	316,670	(112,843)	324,045	442,640	442,209	(238,382)

Total deposits	14,782,410	14,066,050	716,360	14,023,643	15,225,393	16,804,860	(2,022,450)
Short-term funding	2,531,776	3,255,670	(723,894)	2,547,805	1,747,382	539,263	1,992,513
Long-term funding	1,477,408	1,484,174	(6,766)	1,484,177	1,413,605	1,713,671	(236,263)
Accrued expenses and other liabilities	260,436	243,433	17,003	223,226	240,425	266,643	(6,207)

Total liabilities	19,052,030	19,049,327	2,703	18,278,851	18,626,805	19,324,437	(272,407)
Stockholders’ Equity
Preferred equity	63,272	258,051	(194,779)	515,238	514,388	513,550	(450,278)
Common stock	1,746	1,745	1	1,744	1,739	1,738	8
Surplus	1,585,208	1,581,594	3,614	1,576,903	1,573,372	1,569,963	15,245
Retained earnings	1,111,080	1,079,076	32,004	1,055,344	1,041,666	1,036,800	74,280
Accumulated other comprehensive income	89,313	79,345	9,968	45,731	27,626	78,798	10,515
Treasury stock	—	(663)	663	(246)	—	—	—

Total stockholders’ equity	2,850,619	2,999,148	(148,529)	3,194,714	3,158,791	3,200,849	(350,230)

Total liabilities and stockholders’ equity	$21,902,649	$22,048,475	$(145,826)	$21,473,565	$21,785,596	$22,525,286	$(622,637)

Consolidated Statements of Income (Unaudited)

Associated Banc-Corp

	For The Three Months Ended September 30,		Quarter		For The Nine Months Ended, September 30,		Year-to-Date
(in thousands, except per share amounts)	2011	2010	$ Change	% Change	2011	2010	$ Change	% Change
Interest Income
Interest and fees on loans	$145,778	$148,937	$(3,159)	(2.1%)	$432,907	$462,043	$(29,136)	(6.3%)
Interest and dividends on investment securities:
Taxable	30,513	36,151	(5,638)	(15.6%)	100,516	122,611	(22,095)	(18.0%)
Tax-exempt	7,376	8,499	(1,123)	(13.2%)	22,593	25,765	(3,172)	(12.3%)
Other interest and dividends	1,428	2,629	(1,201)	(45.7%)	4,324	6,615	(2,291)	(34.6%)

Total interest income	185,095	196,216	(11,121)	(5.7%)	560,340	617,034	(56,694)	(9.2%)
Interest Expense
Interest on deposits	15,644	25,879	(10,235)	(39.5%)	50,794	82,984	(32,190)	(38.8%)
Interest on short-term funding	3,039	1,849	1,190	64.4%	10,255	5,695	4,560	80.1%
Interest on long-term funding	13,252	14,584	(1,332)	(9.1%)	38,285	45,436	(7,151)	(15.7%)

Total interest expense	31,935	42,312	(10,377)	(24.5%)	99,334	134,115	(34,781)	(25.9%)

Net Interest Income	153,160	153,904	(744)	(0.5%)	461,006	482,919	(21,913)	(4.5%)
Provision for loan losses	4,000	64,000	(60,000)	(93.8%)	51,000	327,010	(276,010)	(84.4%)

Net interest income after provision for loan losses	149,160	89,904	59,256	65.9%	410,006	155,909	254,097	163.0%
Noninterest Income
Trust service fees	9,791	9,462	329	3.5%	29,634	28,335	1,299	4.6%
Service charges on deposit accounts	19,949	23,845	(3,896)	(16.3%)	58,125	76,350	(18,225)	(23.9%)
Card-based and other nondeposit fees	15,291	14,906	385	2.6%	46,636	43,457	3,179	7.3%
Retail commissions	15,047	15,276	(229)	(1.5%)	47,903	46,815	1,088	2.3%

Total core fee-based revenue	60,078	63,489	(3,411)	(5.4%)	182,298	194,957	(12,659)	(6.5%)
Mortgage banking, net	4,521	9,007	(4,486)	(49.8%)	3,046	19,907	(16,861)	(84.7%)
Capital market fees, net	3,273	891	2,382	267.3%	4,761	885	3,876	438.0%
Bank owned life insurance income	3,990	3,756	234	6.2%	11,076	11,252	(176)	(1.6%)
Asset sale losses, net	(1,179)	(2,354)	1,175	(49.9%)	(3,374)	(2,518)	(856)	34.0%
Investment securities gains (losses), net	(744)	3,365	(4,109)	N/M	(802)	26,800	(27,602)	N/M
Other	1,737	3,743	(2,006)	(53.6%)	11,608	9,543	2,065	21.6%

Total noninterest income	71,676	81,897	(10,221)	(12.5%)	208,613	260,826	(52,213)	(20.0%)
Noninterest Expense
Personnel expense	90,377	80,640	9,737	12.1%	268,510	239,337	29,173	12.2%
Occupancy	14,205	12,157	2,048	16.8%	42,143	37,038	5,105	13.8%
Equipment	4,851	4,637	214	4.6%	14,587	13,472	1,115	8.3%
Data processing	7,887	7,502	385	5.1%	23,395	22,667	728	3.2%
Business development and advertising	5,539	4,297	1,242	28.9%	16,134	13,515	2,619	19.4%
Other intangible amortization	1,179	1,206	(27)	(2.2%)	3,535	3,713	(178)	(4.8%)
Legal and professional fees	4,289	6,774	(2,485)	(36.7%)	13,554	15,086	(1,532)	(10.2%)
Losses other than loans	1,659	2,504	(845)	(33.7%)	6,031	7,323	(1,292)	(17.6%)
Foreclosure/OREO expense	7,662	7,349	313	4.3%	23,250	23,984	(734)	(3.1%)
FDIC expense	6,906	11,426	(4,520)	(39.6%)	22,348	35,282	(12,934)	(36.7%)
Other	17,606	18,088	(482)	(2.7%)	51,735	52,060	(325)	(0.6%)

Total noninterest expense	162,160	156,580	5,580	3.6%	485,222	463,477	21,745	4.7%

Income (loss) before income taxes	58,676	15,221	43,455	285.5%	133,397	(46,742)	180,139	N/M
Income tax expense (benefit)	17,337	917	16,420	N/M	34,823	(31,878)	66,701	N/M

Net income (loss)	41,339	14,304	27,035	189.0%	98,574	(14,864)	$113,438	N/M
Preferred stock dividends and discount	7,305	7,389	(84)	(1.1%)	23,530	22,131	1,399	6.3%

Net income (loss) available to common equity	$34,034	$6,915	$27,119	392.2%	$75,044	$(36,995)	$112,039	N/M

Earnings (Loss) Per Common Share:
Basic	$0.20	$0.04	$0.16	400.0%	$0.43	$(0.22)	$0.65	N/M
Diluted	$0.20	$0.04	$0.16	400.0%	$0.43	$(0.22)	$0.65	N/M

Average Common Shares Outstanding:
Basic	173,418	172,989	429	0.2%	173,319	170,610	2,709	1.6%
Diluted	173,418	172,990	428	0.2%	173,321	170,610	2,711	1.6%

N/M = Not meaningful.

Consolidated Statements of Income (Unaudited) - Quarterly Trend

Associated Banc-Corp

			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	3Q11	2Q11	$ Change	% Change	1Q11	4Q10	3Q10	$ Change	% Change
Interest Income
Interest and fees on loans	$145,778	$144,358	$1,420	1.0%	$142,771	$146,444	$148,937	$(3,159)	(2.1%)
Interest and dividends on investment securities:
Taxable	30,513	35,351	(4,838)	(13.7%)	34,652	32,420	36,151	(5,638)	(15.6%)
Tax-exempt	7,376	7,504	(128)	(1.7%)	7,713	8,150	8,499	(1,123)	(13.2%)
Other interest and dividends	1,428	1,438	(10)	(0.7%)	1,458	2,078	2,629	(1,201)	(45.7%)

Total interest income	185,095	188,651	(3,556)	(1.9%)	186,594	189,092	196,216	(11,121)	(5.7%)
Interest Expense
Interest on deposits	15,644	16,901	(1,257)	(7.4%)	18,249	23,039	25,879	(10,235)	(39.5%)
Interest on short-term funding	3,039	3,637	(598)	(16.4%)	3,579	2,288	1,849	1,190	64.4%
Interest on long-term funding	13,252	13,990	(738)	(5.3%)	11,043	12,905	14,584	(1,332)	(9.1%)

Total interest expense	31,935	34,528	(2,593)	(7.5%)	32,871	38,232	42,312	(10,377)	(24.5%)

Net Interest Income	153,160	154,123	(963)	(0.6%)	153,723	150,860	153,904	(744)	(0.5%)
Provision for loan losses	4,000	16,000	(12,000)	(75.0%)	31,000	63,000	64,000	(60,000)	(93.8%)

Net interest income after provision for loan losses	149,160	138,123	11,037	8.0%	122,723	87,860	89,904	59,256	65.9%
Noninterest Income
Trust service fees	9,791	10,012	(221)	(2.2%)	9,831	9,518	9,462	329	3.5%
Service charges on deposit accounts	19,949	19,112	837	4.4%	19,064	20,390	23,845	(3,896)	(16.3%)
Card-based and other nondeposit fees	15,291	15,747	(456)	(2.9%)	15,598	15,842	14,906	385	2.6%
Retail commissions	15,047	16,475	(1,428)	(8.7%)	16,381	14,441	15,276	(229)	(1.5%)

Total core fee-based revenue	60,078	61,346	(1,268)	(2.1%)	60,874	60,191	63,489	(3,411)	(5.4%)
Mortgage banking, net	4,521	(3,320)	7,841	N/M	1,845	13,229	9,007	(4,486)	(49.8%)
Capital market fees, net	3,273	(890)	4,163	N/M	2,378	5,187	891	2,382	267.3%
Bank owned life insurance income	3,990	3,500	490	14.0%	3,586	4,509	3,756	234	6.2%
Asset sale gains (losses), net	(1,179)	(209)	(970)	N/M	(1,986)	514	(2,354)	1,175	(49.9%)
Investment securities gains (losses), net	(744)	(36)	(708)	N/M	(22)	(1,883)	3,365	(4,109)	(122.1%)
Other	1,737	4,364	(2,627)	(60.2%)	5,507	2,950	3,743	(2,006)	(53.6%)

Total noninterest income	71,676	64,755	6,921	10.7%	72,182	84,697	81,897	(10,221)	(12.5%)
Noninterest Expense
Personnel expense	90,377	89,203	1,174	1.3%	88,930	83,912	80,640	9,737	12.1%
Occupancy	14,205	12,663	1,542	12.2%	15,275	12,899	12,157	2,048	16.8%
Equipment	4,851	4,969	(118)	(2.4%)	4,767	4,899	4,637	214	4.6%
Data processing	7,887	7,974	(87)	(1.1%)	7,534	7,047	7,502	385	5.1%
Business development and advertising	5,539	5,652	(113)	(2.0%)	4,943	4,870	4,297	1,242	28.9%
Other intangible amortization	1,179	1,178	1	0.1%	1,178	1,206	1,206	(27)	(2.2%)
Legal and professional fees	4,289	4,783	(494)	(10.3%)	4,482	5,353	6,774	(2,485)	(36.7%)
Losses other than loans	1,659	(1,925)	3,584	N/M	6,297	7,470	2,504	(845)	(33.7%)
Foreclosure/OREO expense	7,662	9,527	(1,865)	(19.6%)	6,061	9,860	7,349	313	4.3%
FDIC expense	6,906	7,198	(292)	(4.1%)	8,244	11,095	11,426	(4,520)	(39.6%)
Other	17,606	17,664	(58)	(0.3%)	16,465	18,232	18,088	(482)	(2.7%)

Total noninterest expense	162,160	158,886	3,274	2.1%	164,176	166,843	156,580	5,580	3.6%

Income before income taxes	58,676	43,992	14,684	33.4%	30,729	5,714	15,221	43,455	285.5%
Income tax expense (benefit)	17,337	9,610	7,727	80.4%	7,876	(8,294)	917	16,420	N/M

Net income	41,339	34,382	6,957	20.2%	22,853	14,008	14,304	27,035	189.0%
Preferred stock dividends and discount	7,305	8,812	(1,507)	(17.1%)	7,413	7,400	7,389	(84)	(1.1%)

Net income available to common equity	$34,034	$25,570	$8,464	33.1%	$15,440	$6,608	$6,915	$27,119	392.2%

Earnings Per Common Share:
Basic	$0.20	$0.15	$0.05	33.3%	$0.09	$0.04	$0.04	$0.16	400.0%
Diluted	$0.20	$0.15	$0.05	33.3%	$0.09	$0.04	$0.04	$0.16	400.0%
Average Common Shares Outstanding:
Basic	173,418	173,323	95	0.1%	173,213	173,068	172,989	429	0.2%
Diluted	173,418	173,327	91	0.1%	173,217	173,072	172,990	428	0.2%

N/M = Not meaningful.

Selected Quarterly Information

Associated Banc-Corp

(in thousands, except per share and full time equivalent employee data)	YTD 2011	YTD 2010	3rd Qtr 2011	2nd Qtr 2011	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010
Summary of Operations
Net interest income	$461,006	$482,919	$153,160	$154,123	$153,723	$150,860	$153,904
Provision for loan losses	51,000	327,010	4,000	16,000	31,000	63,000	64,000
Asset sale gains (losses), net	(3,374)	(2,518)	(1,179)	(209)	(1,986)	514	(2,354)
Investment securities gains (losses), net	(802)	26,800	(744)	(36)	(22)	(1,883)	3,365
Noninterest income (excluding securities & asset gains)	212,789	236,544	73,599	65,000	74,190	86,066	80,886
Noninterest expense	485,222	463,477	162,160	158,886	164,176	166,843	156,580
Income (loss) before income taxes	133,397	(46,742)	58,676	43,992	30,729	5,714	15,221
Income tax expense (benefit)	34,823	(31,878)	17,337	9,610	7,876	(8,294)	917
Net income (loss)	98,574	(14,864)	41,339	34,382	22,853	14,008	14,304
Net income (loss) available to common equity	75,044	(36,995)	34,034	25,570	15,440	6,608	6,915
Taxable equivalent adjustment	16,067	17,914	5,295	5,332	5,440	5,721	5,914

Per Common Share Data
Net income (loss):
Basic	$0.43	$(0.22)	$0.20	$0.15	$0.09	$0.04	$0.04
Diluted	0.43	(0.22)	0.20	0.15	0.09	0.04	0.04
Dividends	0.03	0.03	0.01	0.01	0.01	0.01	0.01
Market Value:
High	$15.36	$16.10	$14.17	$15.02	$15.36	$15.49	$13.90
Low	8.95	11.48	8.95	13.06	13.83	12.57	11.96
Close	9.30	13.19	9.30	13.90	14.85	15.15	13.19
Book value	16.07	15.53	16.07	15.81	15.46	15.28	15.53
Tangible book value	10.59	10.02	10.59	10.33	9.97	9.77	10.02

Performance Ratios (annualized)
Earning assets yield	3.96%	4.08%	3.88%	4.00%	4.01%	3.89%	3.90%
Interest-bearing liabilities rate	0.88	1.08	0.83	0.91	0.89	0.98	1.03
Net interest margin	3.28	3.22	3.23	3.29	3.32	3.13	3.08
Return on average assets	0.61	(0.09)	0.75	0.64	0.43	0.25	0.25
Return on average equity	4.33	(0.63)	5.49	4.63	2.92	1.74	1.77
Return on average tangible common equity (1)	5.71	(2.89)	7.44	5.85	3.67	1.52	1.58
Efficiency ratio (2)	70.34	62.85	69.88	70.79	70.36	68.76	65.05
Effective tax rate (benefit)	26.10	(68.20)	29.55	21.84	25.63	(145.13)	6.03
Dividend payout ratio (3)	6.98	N/M	5.00	6.67	11.11	25.00	25.02

Average Balances
Assets	$21,532,170	$22,824,238	$21,729,187	$21,526,155	$21,336,858	$22,034,041	$22,727,208
Earning assets	19,420,572	20,776,661	19,530,007	19,431,292	19,297,866	19,950,784	20,660,498
Interest-bearing liabilities	15,129,294	16,583,326	15,215,517	15,261,514	14,907,465	15,476,002	16,376,904
Loans (4)	13,021,134	13,388,577	13,376,928	13,004,904	12,673,844	12,587,702	12,855,791
Deposits	14,235,123	17,112,719	14,405,311	14,052,689	14,245,614	16,452,473	17,138,105
Short and long-term funding	4,182,908	2,500,326	4,227,319	4,434,500	3,883,122	2,311,016	2,326,469
Common stockholders’ equity	2,709,688	2,667,294	2,765,023	2,704,909	2,657,956	2,681,813	2,693,735
Stockholders’ equity	3,044,872	3,179,500	2,987,178	2,976,840	3,172,636	3,195,657	3,206,742
Common stockholders’ equity / assets	12.58%	11.69%	12.72%	12.57%	12.46%	12.17%	11.85%
Stockholders’ equity / assets	14.14%	13.93%	13.75%	13.83%	14.87%	14.50%	14.11%

At Period End
Assets			$21,902,649	$22,048,475	$21,473,565	$21,785,596	$22,525,286
Loans			13,503,507	13,089,589	12,655,322	12,616,735	12,372,393
Allowance for loan losses			399,723	425,961	454,461	476,813	522,018
Goodwill			929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights, net			47,370	53,093	62,243	63,909	59,483
Other intangible assets			20,600	21,779	22,957	24,135	25,341
Deposits			14,782,410	14,066,050	14,023,643	15,225,393	16,804,860
Short and long-term funding			4,009,184	4,739,844	4,031,982	3,160,987	2,252,934
Stockholders’ equity			2,850,619	2,999,148	3,194,714	3,158,791	3,200,849
Stockholders’ equity / assets			13.01%	13.60%	14.88%	14.50%	14.21%
Tangible common equity / tangible assets (5)			8.77%	8.49%	8.42%	8.12%	8.03%
Tangible equity/tangible assets (6)			9.07%	9.71%	10.93%	10.59%	10.41%
Tier 1 common equity / risk-weighted assets (7)			12.44%	12.61%	12.65%	12.26%	12.31%
Tier 1 leverage ratio			9.62%	10.46%	11.65%	11.19%	10.78%
Tier 1 risk-based capital ratio			14.35%	16.03%	18.08%	17.58%	17.68%
Total risk-based capital ratio			15.81%	17.50%	19.56%	19.05%	19.16%
Shares outstanding, end of period			173,474	173,374	173,274	173,112	173,019

Selected trend information
Average full time equivalent employees			4,980	4,977	4,929	4,865	4,827
Trust assets under management, at market value			$5,300,000	$5,700,000	$5,900,000	$5,700,000	$5,400,000
Mortgage loans originated for sale during period			470,530	250,880	290,013	629,978	727,868
Mortgage portfolio serviced for others			7,281,000	7,367,000	7,476,000	7,453,000	7,860,000
Mortgage servicing rights, net / portfolio serviced for others			0.65%	0.72%	0.83%	0.86%	0.76%

N/M = Not meaningful.

(1)	Return on average tangible common equity = Net income available to common equity divided by average common equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.
(2)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.
This is a non-GAAP financial measure.
(3)	Ratio is based upon basic earnings per common share.
(4)	Loans held for sale have been included in the average balances.
(5)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets.
This is a non-GAAP financial measure.
(6)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets.
This is a non-GAAP financial measure.
(7)	Tier 1 common equity to risk-weighted assets = Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities divided by risk-weighted assets. This is a non-GAAP financial measure.

Selected Asset Quality Information

Associated Banc-Corp

(in thousands)	Sep 30, 2011	Jun 30, 2011	Sep11 vs Jun11 % Change	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Sep11 vs Sep10 % Change
Allowance for Loan Losses
Beginning balance	$425,961	$454,461	(6.3%)	$476,813	$522,018	$567,912	(25.0%)
Provision for loan losses	4,000	16,000	(75.0%)	31,000	63,000	64,000	(93.8%)
Charge offs	(38,155)	(52,365)	(27.1%)	(65,156)	(118,368)	(122,327)	(68.8%)
Recoveries	7,917	7,865	0.7%	11,804	10,163	12,433	(36.3%)

Net charge offs	(30,238)	(44,500)	(32.0%)	(53,352)	(108,205)	(109,894)	(72.5%)

Ending balance	$399,723	$425,961	(6.2%)	$454,461	$476,813	$522,018	(23.4%)

Reserve for losses on unfunded commitments	$14,900	$14,900	0.0%	$17,800	$17,374	$16,274	(8.4%)

Net Charge Offs	Sep 30, 2011	Jun 30, 2011	Sep11 vs Jun11 % Change	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Sep11 vs Sep10 % Change
Commercial and industrial	$3,741	$14,026	(73.3%)	$4,314	$27,041	$4,274	(12.5%)
Commercial real estate	10,606	9,377	13.1%	7,873	20,103	28,517	(62.8%)
Real estate — construction	5,646	6,031	(6.4%)	11,936	31,879	60,488	(90.7%)
Lease financing	(1,889)	60	N/M	28	9,159	826	(328.7%)

Total commercial	18,104	29,494	(38.6%)	24,151	88,182	94,105	(80.8%)
Home equity	8,736	8,251	5.9%	14,322	14,541	10,875	(19.7%)
Installment (1)	764	664	15.1%	12,670	2,369	1,640	(53.4%)

Total retail	9,500	8,915	6.6%	26,992	16,910	12,515	(24.1%)
Residential mortgage	2,634	6,091	(56.8%)	2,209	3,113	3,274	(19.5%)

Total net charge offs	$30,238	$44,500	(32.0%)	$53,352	$108,205	$109,894	(72.5%)

Net Charge Offs to Average Loans (in basis points) *	Sep 30, 2011	Jun 30, 2011		Mar 31, 2011	Dec 31, 2010	Sep 30, 2010
Commercial and industrial	46	180		60	364	57
Commercial real estate	120	111		94	231	319
Real estate — construction	407	454		888	1,820	2,598
Lease financing	(1,396)	44		20	5,051	416

Total commercial	98	166		142	488	498
Home equity	134	127		227	231	175
Installment	52	42		759	131	74

Total retail	119	111		338	209	148
Residential mortgage	36	92		35	56	65

Total net charge offs	90	137		171	341	339

Credit Quality	Sep 30, 2011	Jun 30, 2011	Sep11 vs Jun11 % Change	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Sep11 vs Sep10 % Change
Nonaccrual loans	$403,392	$467,611	(13.7%)	$488,321	$574,356	$727,877	(44.6%)
Other real estate owned (OREO)	42,076	45,712	(8.0%)	49,019	44,330	53,101	(20.8%)

Total nonperforming assets	$445,468	$513,323	(13.2%)	$537,340	$618,686	$780,978	(43.0%)

Loans 90 or more days past due and still accruing	1,220	12,123	(89.9%)	9,380	3,418	26,593	(95.4%)
Restructured loans (accruing)	113,083	100,343	12.7%	88,193	79,935	62,778	80.1%
Allowance for loan losses / loans	2.96%	3.25%		3.59%	3.78%	4.22%
Allowance for loan losses / nonaccrual loans	99.09	91.09		93.07	83.02	71.72
Nonaccrual loans / total loans	2.99	3.57		3.86	4.55	5.88
Nonperforming assets / total loans plus OREO	3.29	3.91		4.23	4.89	6.29
Nonperforming assets / total assets	2.03	2.33		2.50	2.84	3.47
Net charge offs / average loans (annualized)	0.90	1.37		1.71	3.41	3.39
Year-to-date net charge offs / average loans	1.32	1.54		1.71	3.69	3.78

Nonaccrual loans by type:
Commercial and industrial	$61,256	$71,183	(13.9%)	$76,780	$99,845	$156,697	(60.9%)
Commercial real estate	144,893	193,495	(25.1%)	186,547	223,927	275,586	(47.4%)
Real estate — construction	72,300	72,782	(0.7%)	84,903	94,929	132,425	(45.4%)
Lease financing	11,667	12,898	(9.5%)	15,270	17,080	26,922	(56.7%)

Total commercial	290,116	350,358	(17.2%)	363,500	435,781	591,630	(51.0%)
Home equity	46,119	46,777	(1.4%)	49,618	51,712	50,901	(9.4%)
Installment	3,195	3,724	(14.2%)	4,949	10,544	8,757	(63.5%)

Total retail	49,314	50,501	(2.4%)	54,567	62,256	59,658	(17.3%)
Residential mortgage	63,962	66,752	(4.2%)	70,254	76,319	76,589	(16.5%)

Total nonaccrual loans	$403,392	$467,611	(13.7%)	$488,321	$574,356	$727,877	(44.6%)

*	Annualized.

N/M = Not meaningful.

(1)	Charge offs for the three months ended March 31, 2011, include $10 million of write-downs related to installment loans transferred to held for sale.

Selected Asset Quality Information (continued)

Associated Banc-Corp

(in thousands)	Sep 30, 2011	Jun 30, 2011	Sep11 vs Jun11 % Change	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Sep11 vs Sep10 % Change
Restructured loans (accruing)
Commercial and industrial	$23,020	$22,760	1.1%	$16,047	$9,980	$620	N/M
Commercial real estate	48,892	36,191	35.1%	34,166	15,612	23,387	109.1%
Real estate — construction	10,707	10,706	0.0%	7,859	22,532	7,076	51.3%
Lease financing	—	—	0.0%	—	—	—	0.0%

Total commercial	82,619	69,657	18.6%	58,072	48,124	31,083	165.8%
Home equity	10,556	11,453	(7.8%)	11,630	11,741	10,269	2.8%
Installment	965	1,017	(5.1%)	1,149	692	793	21.7%

Total retail	11,521	12,470	(7.6%)	12,779	12,433	11,062	4.1%
Residential mortgage	18,943	18,216	4.0%	17,342	19,378	20,633	(8.2%)

Total restructured loans (accruing)	$113,083	$100,343	12.7%	$88,193	$79,935	$62,778	80.1%

Restructured loans in nonaccrual loans (not included above)	$80,063	$71,084	12.6%	$49,352	$35,939	$32,657	145.2%

Loans Past Due 30-89 Days			Sep11 vs Jun11				Sep11 vs Sep10
	Sep 30, 2011	Jun 30, 2011	% Change	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	% Change
Commercial and industrial	$6,255	$7,581	(17.5%)	$36,205	$33,013	$14,505	(56.9%)
Commercial real estate	99,545	61,240	62.5%	40,537	46,486	56,710	75.5%
Real estate - construction	5,493	13,217	(58.4%)	3,410	8,016	12,225	(55.1%)
Lease financing	507	79	541.8%	135	132	168	201.8%

Total commercial	111,800	82,117	36.1%	80,287	87,647	83,608	33.7%
Home equity	18,165	14,818	22.6%	14,808	13,886	20,044	(9.4%)
Installment	1,956	3,851	(49.2%)	2,714	9,624	10,536	(81.4%)

Total retail	20,121	18,669	7.8%	17,522	23,510	30,580	(34.2%)
Residential mortgage	12,114	12,573	(3.7%)	7,940	8,722	10,065	20.4%

Total loans past due 30-89 days	$144,035	$113,359	27.1%	$105,749	$119,879	$124,253	15.9%

Potential Problem Loans			Sep11 vs Jun11				Sep11 vs Sep10
	Sep 30, 2011	Jun 30, 2011	% Change	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	% Change
Commercial and industrial	$207,351	$229,407	(9.6%)	$348,949	$354,284	$373,955	(44.6%)
Commercial real estate	392,737	382,056	2.8%	465,376	492,778	553,126	(29.0%)
Real estate — construction	37,155	63,186	(41.2%)	70,824	91,618	175,817	(78.9%)
Lease financing	507	1,399	(63.8%)	1,705	2,617	2,302	(78.0%)

Total commercial	637,750	676,048	(5.7%)	886,854	941,297	1,105,200	(42.3%)
Home equity	4,975	4,515	10.2%	4,737	3,057	6,495	(23.4%)
Installment	272	216	25.9%	230	703	692	(60.7%)

Total retail	5,247	4,731	10.9%	4,967	3,760	7,187	(27.0%)
Residential mortgage	16,550	18,575	(10.9%)	19,710	18,672	19,416	(14.8%)

Total potential problem loans	$659,547	$699,354	(5.7%)	$911,531	$963,729	$1,131,803	(41.7%)

N/M = Not meaningful.

Net Interest Income Analysis - Taxable Equivalent Basis

Associated Banc-Corp	Nine months ended September 30, 2011			Nine months ended September 30, 2010
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$7,121,706	$232,727	4.37%	$8,002,403	$258,475	4.32%
Residential mortgage	2,685,994	84,564	4.20	2,006,806	74,277	4.94
Retail	3,213,434	118,127	4.91	3,379,368	131,747	5.21

Total loans	13,021,134	435,418	4.47	13,388,577	464,499	4.64
Investment securities	5,658,000	136,665	3.22	5,386,201	163,834	4.06
Other short-term investments	741,438	4,324	0.78	2,001,883	6,615	0.44

Investments and other	6,399,438	140,989	2.94	7,388,084	170,449	3.08

Total earning assets	19,420,572	576,407	3.96	20,776,661	634,948	4.08
Other assets, net	2,111,598			2,047,577

Total assets	$21,532,170			$22,824,238

Interest-bearing liabilities:
Savings deposits	$977,064	$861	0.12%	$894,445	$857	0.13%
Interest-bearing demand deposits	1,878,417	2,314	0.16	2,796,295	4,968	0.24
Money market deposits	5,093,270	12,736	0.33	6,490,856	26,215	0.54
Time deposits, excluding Brokered CDs	2,678,134	32,001	1.60	3,317,251	47,294	1.91

Total interest-bearing deposits, excluding Brokered CDs	10,626,885	47,912	0.60	13,498,847	79,334	0.79
Brokered CDs	319,501	2,882	1.21	584,153	3,650	0.84

Total interest-bearing deposits	10,946,386	50,794	0.62	14,083,000	82,984	0.79
Short and long-term funding	4,182,908	48,540	1.55	2,500,326	51,131	2.73

Total interest-bearing liabilities	15,129,294	99,334	0.88	16,583,326	134,115	1.08
Noninterest-bearing demand deposits	3,288,737			3,029,719
Other liabilities	69,267			31,693
Stockholders’ equity	3,044,872			3,179,500

Total liabilities and stockholders’ equity	$21,532,170			$22,824,238

Net interest income and rate spread (1)		$477,073	3.08%		$500,833	3.00%

Net interest margin (1)			3.28%			3.22%
Taxable equivalent adjustment		$16,067			$17,914

Net Interest Income Analysis - Taxable Equivalent Basis

Associated Banc-Corp	Three months ended September 30, 2011			Three months ended September 30, 2010
(in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$7,337,527	$79,161	4.28%	$7,502,980	$82,606	4.37%
Residential mortgage	2,869,445	29,385	4.09	2,004,284	24,025	4.78
Retail	3,169,956	38,102	4.78	3,348,527	43,121	5.12

Total loans	13,376,928	146,648	4.36	12,855,791	149,752	4.63
Investment securities	5,430,677	42,314	3.12	5,261,585	49,749	3.78
Other short-term investments	722,402	1,428	0.79	2,543,122	2,629	0.42

Investments and other	6,153,079	43,742	2.84	7,804,707	52,378	2.69

Total earning assets	19,530,007	190,390	3.88	20,660,498	202,130	3.90
Other assets, net	2,199,180			2,066,710

Total assets	$21,729,187			$22,727,208

Interest-bearing liabilities:
Savings deposits	$1,013,333	$289	0.11%	$910,970	$316	0.14%
Interest-bearing demand deposits	2,056,082	945	0.18	2,637,952	1,292	0.19
Money market deposits	5,092,120	3,841	0.30	6,824,352	9,216	0.54
Time deposits, excluding Brokered CDs	2,565,898	9,718	1.50	3,197,087	13,805	1.71

Total interest-bearing deposits, excluding Brokered CDs	10,727,433	14,793	0.55	13,570,361	24,629	0.72
Brokered CDs	260,765	851	1.29	480,074	1,250	1.03

Total interest-bearing deposits	10,988,198	15,644	0.56	14,050,435	25,879	0.73
Short and long-term funding	4,227,319	16,291	1.54	2,326,469	16,433	2.81

Total interest-bearing liabilities	15,215,517	31,935	0.83	16,376,904	42,312	1.03
Noninterest-bearing demand deposits	3,417,113			3,087,670
Other liabilities	109,379			55,892
Stockholders’ equity	2,987,178			3,206,742

Total liabilities and stockholders’ equity	$21,729,187			$22,727,208

Net interest income and rate spread (1)		$158,455	3.05%		$159,818	2.87%

Net interest margin (1)			3.23%			3.08%
Taxable equivalent adjustment		$5,295			$5,914

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Net Interest Income Analysis - Taxable Equivalent Basis

Associated Banc-Corp	Three months ended September 30, 2011			Three months ended June 30, 2011
(in thousands)	Average Balance	Interest Income / Expense	Average Yield / Rate	Average Balance	Interest Income / Expense	Average Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$7,337,527	$79,161	4.28%	$7,114,930	$77,122	4.35%
Residential mortgage	2,869,445	29,385	4.09	2,657,740	28,032	4.22
Retail	3,169,956	38,102	4.78	3,232,234	40,033	4.96

Total loans	13,376,928	146,648	4.36	13,004,904	145,187	4.47
Investment securities	5,430,677	42,314	3.12	5,689,728	47,358	3.33
Other short-term investments	722,402	1,428	0.79	736,660	1,438	0.78

Investments and other	6,153,079	43,742	2.84	6,426,388	48,796	3.04

Total earning assets	19,530,007	190,390	3.88	19,431,292	193,983	4.00
Other assets, net	2,199,180			2,094,863

Total assets	$21,729,187			$21,526,155

Interest-bearing liabilities:
Savings deposits	$1,013,333	$289	0.11%	$999,748	$308	0.12%
Interest-bearing demand deposits	2,056,082	945	0.18	1,811,525	738	0.16
Money market deposits	5,092,120	3,841	0.30	5,039,056	4,206	0.33
Time deposits, excluding Brokered CDs	2,565,898	9,718	1.50	2,655,944	10,667	1.61

Total interest-bearing deposits, excluding Brokered CDs	10,727,433	14,793	0.55	10,506,273	15,919	0.61
Brokered CDs	260,765	851	1.29	320,741	982	1.23

Total interest-bearing deposits	10,988,198	15,644	0.56	10,827,014	16,901	0.63
Short and long-term funding	4,227,319	16,291	1.54	4,434,500	17,627	1.59

Total interest-bearing liabilities	15,215,517	31,935	0.83	15,261,514	34,528	0.91
Noninterest-bearing demand deposits	3,417,113			3,225,675
Other liabilities	109,379			62,126
Stockholders’ equity	2,987,178			2,976,840

Total liabilities and stockholders’ equity	$21,729,187			$21,526,155

Net interest income and rate spread (1)		$158,455	3.05%		$159,455	3.09%

Net interest margin (1)			3.23%			3.29%
Taxable equivalent adjustment		$5,295			$5,332

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Financial Summary and Comparison

Associated Banc-Corp

Period End Loan Composition	Sep 30, 2011	Jun 30, 2011	Sep 11 vs Jun 11 % Change	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Sep 11 vs Sep 10 % Change
Commercial and industrial	$3,360,502	$3,202,301	4.9%	$2,972,651	$3,049,752	$2,989,238	12.4%
Commercial real estate — owner occupied	1,068,616	1,030,060	3.7%	1,027,826	1,049,798	1,086,258	(1.6%)
Lease financing	54,849	54,001	1.6%	56,458	60,254	74,690	(26.6%)

Commercial and business lending	4,483,967	4,286,362	4.6%	4,056,935	4,159,804	4,150,186	8.0%
Commercial real estate — investor	2,481,411	2,393,626	3.7%	2,354,655	2,339,415	2,408,084	3.0%
Real estate — construction	554,024	533,804	3.8%	525,236	553,069	736,387	(24.8%)

Commercial real estate lending	3,035,435	2,927,430	3.7%	2,879,891	2,892,484	3,144,471	(3.5%)

Total commercial	7,519,402	7,213,792	4.2%	6,936,826	7,052,288	7,294,657	3.1%
Home equity	2,571,404	2,594,029	(0.9%)	2,576,736	2,523,057	2,457,461	4.6%
Installment	572,243	589,714	(3.0%)	605,767	695,383	721,480	(20.7%)

Total retail	3,143,647	3,183,743	(1.3%)	3,182,503	3,218,440	3,178,941	(1.1%)
Residential mortgage	2,840,458	2,692,054	5.5%	2,535,993	2,346,007	1,898,795	49.6%

Total loans	$13,503,507	$13,089,589	3.2%	$12,655,322	$12,616,735	$12,372,393	9.1%

Period End Deposit and Customer Funding Composition	Sep 30, 2011	Jun 30, 2011	Sep 11 vs Jun 11 % Change	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Sep 11 vs Sep 10 % Change
Demand	$3,711,570	$3,218,722	15.3%	$3,285,604	$3,684,965	$3,054,121	21.5%
Savings	1,013,195	1,007,337	0.6%	973,122	887,236	902,077	12.3%
Interest-bearing demand	2,071,627	1,931,519	7.3%	1,755,367	1,870,664	2,921,700	(29.1%)
Money market	5,205,401	4,982,492	4.5%	4,968,510	5,434,867	6,312,912	(17.5%)
Brokered CDs	203,827	316,670	(35.6%)	324,045	442,640	442,209	(53.9%)
Other time deposits	2,576,790	2,609,310	(1.2%)	2,716,995	2,905,021	3,171,841	(18.8%)

Total deposits	14,782,410	14,066,050	5.1%	14,023,643	15,225,393	16,804,860	(12.0%)
Customer repo sweeps	871,619	930,101	(6.3%)	1,048,516	563,884	209,866	N/M
Customer repo term	1,141,450	1,147,938	(0.6%)	887,434	—	—	N/M

Total customer funding	2,013,069	2,078,039	(3.1%)	1,935,950	563,884	209,866	N/M

Total deposits and customer funding	$16,795,479	$16,144,089	4.0%	$15,959,593	$15,789,277	$17,014,726	(1.3%)

Network transaction deposits included above in interest-bearing demand and money market	875,630	824,003	6.3%	936,688	1,144,134	1,970,050	(55.6%)
Brokered CDs	203,827	316,670	(35.6%)	324,045	442,640	442,209	(53.9%)

Total network and brokered funding	1,079,457	1,140,673	(5.4%)	1,260,733	1,586,774	2,412,259	(55.3%)

Net customer deposits and funding (4)	15,716,022	15,003,416	4.7%	14,698,860	14,202,503	14,602,467	7.6%

(4)	Total deposits and customer funding excluding total network and brokered funding.

N/M = Not meaningful.